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                                                                  Exhibit 10(29)


                                   WORKORDER
                              CanArgo Energy Inc.
                                   (CanArgo)
                                      to

                               Einar H. Bandlien
                               (The Consultant)


INTRODUCTION
This workorder made on the 1 August 1998, is between CanArgo and the Consultant. The workorder is covered by the General Conditions for Consultants entered by the two parties.

SCOPE OF WORK
The scope of work for the Consultant is:

     -  Evaluate oil & gas opportunities in East Europe and Africa

The Consultant will report to:

     -  David Robson

The Assignment is 50% of a full time job, i.e. on average 80 hours per month, and a total of 480 hours, within the defined time period.

PERIOD
1 August 1998 - 1 February 1999.

TERMS
The Consultant will be paid a daily fee of $7000,-. The rate includes all normal office expenses the Consultant may have, except for travel, accommodation & other expenses as given below.

PAYMENT
CanArgo will pay the Consultant based on invoice and time sheets approved by project leader as specified in General Condition for Consultants. Payment is due 10 working days after receipt of invoice.

TRAVEL, ACCOMODATION & OTHER EXPENSES
Travel, accommodation and courier and other agreed out of pocket expenses related to the above work will be covered by CanArgo according to General Conditions for Consultants.

TAXES
The Consultant is responsible for his own taxes.

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INSURANCE

The Consultant will himself pay for the insurances and social security which are necessary during his consultancy work period for CanArgo, except for Life & AD&D in areas of particular high risk.

DISPUTES
The agreement shall be governed by the laws of Norway.


CANARGO ENERGY INC.

/s/ Mike Binnion

Date:


FOR THE CONSULTANT:

/s/ Svein E. Johansen

Date:  May 29, 1998

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